Exhibit 10.24
PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].

LICENSE AGREEMENT

BETWEEN
(1)    BuzzFeed Media Enterprises, Inc. (“BuzzFeed”), a Delaware corporation with its principal place of business located at 229 W 43rd Street, 10th Floor, New York, New York, United States, BuzzFeed UK Ltd. (“BuzzFeed UK”), a United Kingdom corporation with its principal place of business located at 5 New Street Square, London, United Kingdom, EC4A 3TW, and TheHuffingtonPost.com, Inc. (“HPUK”), a Delaware corporation with its principal place of business located at 229 W 43rd Street, 10th Floor, New York, New York, United States (collectively, the “BuzzFeed Parties”),
AND
(2)    Independent Digital News and Media Limited, a company organized under the laws of the United Kingdom, and having its place of business at Alphabeta Building, 14-18 Finsbury Square, London, EC2A 1AH (“IDNM”).
The BuzzFeed Parties and IDNM are hereinafter collectively referred to as the “Parties” and individually as a “Party”. Where an obligation is accepted by the BuzzFeed Parties collectively under this Agreement, such obligation is undertaken jointly and severally so that each of them is liable in respect of such obligation. Where an obligation is accepted by a particular BuzzFeed Party under this Agreement, the other BuzzFeed Parties shall have no liability in respect of the performance of that obligation.
PREAMBLE:
The BuzzFeed Parties own or have certain rights to Intellectual Property and BuzzFeed Content used in connection with the business operations of BuzzFeed UK, which operations involve the publication and distribution of entertainment and journalistic content, in the United Kingdom and Ireland, through its own contributors as well as the reporting of third parties, in the form of words, images, videos and sound. The BuzzFeed Parties agree to grant to IDNM a license to use the Intellectual Property and the BuzzFeed Content under the terms and conditions set out in this License Agreement dated as of March 20, 2024 between the Parties (this “Agreement”), and IDNM agrees to receive such a license from the BuzzFeed Parties on such terms and conditions.

THE PARTIES AGREE AS FOLLOWS:
1.     Interpretation
1.1    Definitions
Defined terms shall have the meaning ascribed or referenced to them in Schedule 1.1.
1.2    Schedule and Clauses
References to this Agreement shall include reference to any Schedules to it. References to Clauses and Schedules are references to Clauses and Schedules to this Agreement.

Part 1 – License for Trademarks, Social Media Accounts and Websites
2.    Grants of Rights
2.1    In consideration of IDNM’s license of the Intellectual Property and the BuzzFeed Content pursuant to this Agreement, and the Services (as defined in the IT Services Agreement) provided to IDNM by BuzzFeed, IDNM agrees to pay the License Fee and any other fees payable pursuant to the Principal Transaction Agreements, and comply with the terms of this Agreement.
2.2    IDNM acknowledges that the BuzzFeed Parties shall retain all rights, title and interest in and to the Intellectual Property and BuzzFeed Content that they currently have or may acquire in the future, subject to the limited rights granted to IDNM under this Agreement.
2.3    Each Trademark that is included within the Intellectual Property under this Agreement is listed under Schedule 1.2 and such Schedule shall be updated to include any additional trademarks that are approved by any of the BuzzFeed Parties during the Term.
2.4    Each Social Media Account and Website that is included within the Intellectual Property under this Agreement is listed under Schedule 1.3, and such Schedule may be updated to include any Territory-specific brand extensions that may be created by any of the BuzzFeed Parties during the Term. The BuzzFeed Parties shall be responsible for the Websites in accordance with this Agreement and the IT Services Agreement (including for the avoidance of doubt, Website maintenance costs). Any additional and/or bespoke services requested by IDNM that are not required to be provided under this Agreement and/or the IT Services Agreement may be considered by the BuzzFeed Parties, which consideration is to be exercised in the BuzzFeed Parties’ sole and absolute discretion, and any agreement to provide said services shall be memorialized in writing, including but not limited to memorialization of any additional fees to the BuzzFeed Parties.
2.5    All rights to use the Licensed Platforms terminate after the expiration of the Term.
2.6    The BuzzFeed Parties hereby grant to IDNM, pursuant to the terms and conditions of this Agreement and in accordance with the limitations set forth below, a non-transferable, non-sublicensable (unless any of the BuzzFeed Parties has given its prior written agreement to IDNM to sublicense) exclusive license for the Term and in the Territory (the “Intellectual Property and Content License”):
2.6.1    to use the Trademarks, Social Media Accounts and the Websites in the English language and in the Territory except as reserved in Clause 2.7):
(i)    to develop, produce and make publicly accessible the IDNM-Produced Content via the Licensed Platforms;
(ii)    to make publicly accessible via the Licensed Platforms any Third-Party Content for which IDNM has obtained the necessary license or exploitation rights, except for advertising content;
(iii)    to curate the IDNM-Produced Content and Third-Party Content promoted on the Licensed Platforms in the English language;
(iv)    [***];
(v)    to make available advertising content, conduct direct sales, branded content sales and direct digital advertising sales, [***] and to make any materials relating thereto for which IDNM has obtained the necessary license or exploitation rights publicly accessible via the Licensed Platforms and to receive advertising and other revenue associated with the publication of that content;
(vi)    [***];
(vii)    to collect income from Social Media Accounts and the Websites and derive all revenue generated from the foregoing activities in the Territory;

(viii)    to promote its activity on any communication medium targeted to the Territory (subject to Clause 2 herein in its entirety);
(ix)    [***];
2.6.2    to use the BuzzFeed Content, subject to IDNM’s obligation to provide proper attribution for all BuzzFeed Content that is reposted by IDNM from the Global Sites or any of the BuzzFeed Parties’ Social Media Accounts;
2.6.3    to use any of the Trademarks in any IDNM-Produced Content; and
2.6.4    [***].
    For avoidance of doubt, IDNM is not permitted to publish or otherwise exploit the Intellectual Property, BuzzFeed Content and IDNM-Produced Content on any social media accounts and/or websites other than the Licensed Platforms, including, but not limited to, IDNM’s social media accounts and websites, except as provided in Clauses 2.6.4 and/or 7.
    The Parties agree, for the sake of clarity, that any other use of the Intellectual Property or BuzzFeed Content is expressly excluded from the scope of this Agreement, and that all such rights shall remain exclusively with the BuzzFeed Parties, unless the BuzzFeed Parties grant such rights to IDNM in a separate signed agreement.
2.7    Further, the Parties acknowledge and agree that IDNM’s activities on the www.tasty.co Website (“Tasty Website”) will be limited to the monetization of the audience from the Territory on the Tasty Website, and the publication of IDNM-Produced Content on the Tasty Website. IDNM will not be controlling the editorial layout on the Tasty Website. If IDNM produces and/or publishes any IDNM-Produced Content on the Tasty Website, IDNM shall be responsible for clearing all necessary rights for exploitation on the Tasty Website (i.e., worldwide); it being understood that IDNM will only use Getty Images or content created by IDNM that will not require further clearance for use by BuzzFeed Parties on the Global Sites. IDNM shall be solely responsible for obtaining all necessary rights to use any other content it publishes on the Licensed Platforms. The Parties shall cooperate to avoid duplication in relation to any content published on the Licensed Platforms.
2.8    The BuzzFeed Parties agree that the following uses of the Intellectual Property and Content License by IDNM in the Territory during the Term are not authorized and are retained by the BuzzFeed Parties, subject to Clause 2.6:
(i)    To negotiate, enter into or otherwise consider or investigate studio deals (other than content sales authorized under this Agreement) for film, television, documentaries and high lift productions for third-party platforms; and
(ii)     Any other service, activity, contract or other relationship (whether or not in writing), other than those expressly authorized in Clause 2.6 above.
2.9        The BuzzFeed Parties reserve the right, subject to the following procedure, to request that IDNM stop any use of a particular item of BuzzFeed Content if the BuzzFeed Parties have objective reasons to believe that IDNM’s use has a material adverse impact (legal or reputational) upon the BuzzFeed Parties’ own business (“Stop Request”). In such a case, the Parties will seek in good faith the necessary adaptations to allow the continued use of such BuzzFeed Content by IDNM.
2.10    [***].
3.    BuzzFeed Brand Guides
3.1    IDNM will use the Intellectual Property, the BuzzFeed Content and any other content that IDNM publishes on any Licensed Platform in a form and manner consistent with the document entitled “Brand Guides”, a copy of which is attached to this Agreement as Schedule 2.

3.2    In case of updates to the Brand Guides after the Effective Date, the BuzzFeed Parties will inform IDNM promptly and grant IDNM a reasonable implementation period before IDNM must follow the updated Brand Guides, provided that any revision shall only take effect if it is reasonable and shall not cause any material additional cost or loss of revenue for IDNM.
3.3    Each of the Parties will process complaints or claims received by third parties in respect of any use of the Intellectual Property and any content (whether BuzzFeed Content, IDNM-Owned Content, IDNM-Produced Content or Third-Party Content) published on the Licensed Platforms, and shall promptly forward them to the other Party. IDNM shall be responsible for complaints relating to IDNM-Owned Content, IDNM-Produced or Third-Party Content provided by IDNM. The BuzzFeed Parties shall be responsible for complaints relating to any Intellectual Property or BuzzFeed Content, provided, however, that neither has been modified by IDNM or any third party acting on its behalf. The Parties shall keep each other reasonably informed of action taken in respect of such complaints.
4.    Use, Studio Productions, and Global Licensing
4.1    During the Term, the BuzzFeed Parties: (i) will not grant to any third parties the right to use the Intellectual Property or BuzzFeed Content to operate social media accounts and websites in the Territory; and (ii) will not operate on its own in the Territory using the Intellectual Property, BuzzFeed Content, or any trademarks, social media accounts and websites which might cause confusion in the minds of the general public with the Trademarks, Social Media Accounts and Websites except as set forth in the following provisions of this Clause 4.
4.2    The Parties agree that the BuzzFeed Parties retain the right to negotiate, enter into or otherwise consider or investigate studio deals for film, television, documentaries, and high lift productions for third-party platforms.
4.3    [***]Subject to Clause 7.6.2, the Parties acknowledge that this Clause 4 does not apply to the [***].
4.4    Subject to Clause 4.5, the Parties acknowledge that this Clause 4 does not apply to [***].
4.5    The following provisions shall apply in relation to any agreement that is subject to Clause 4.4:
4.5.1    [***];
4.5.2    [***]; and
4.5.3    [***] of any income derived from such agreement that relates in any way to, or derives from any person in, the Territory shall be included in [***].
4.6    [***]
5.    BuzzFeed Parties Protection Against Dilution
5.1    IDNM agrees that it shall not, at any time during the Term or thereafter, directly or indirectly:
(i)     Take, omit to take, or permit, any action which will or may (a) dilute the Trademarks or (b) subject to Clause 5.2, tarnish or bring into disrepute the reputation of or goodwill associated with the Intellectual Property, the BuzzFeed Content or the BuzzFeed Parties, or (c) invalidate or jeopardize any registration of the Trademarks; or
(ii)     Apply for, or obtain, or assist any Person in applying for or obtaining any registration of the Intellectual Property, or any trademark, service mark, trade name, or other signs confusingly similar to the Intellectual Property in any country.
5.2    Nothing in this Agreement shall affect IDNM’s editorial freedom and the publication by IDNM of a news story concerning the Intellectual Property and/or the BuzzFeed Parties (consistent with the activities of equivalent news publishers) shall not be deemed a breach of Clause 5.1.

6.    Maintaining and Protecting the Trademarks and Provision of BuzzFeed Content
6.1    The BuzzFeed Parties shall maintain and protect each of the Trademarks, the Social Media Accounts and the Websites in the Territory during the Term by paying the respective trademark office renewal fees and taking all commercially and reasonably necessary steps to ensure the protection of same. IDNM will reasonably cooperate with any trademark protection obligations it may be required to perform on behalf of the BuzzFeed Parties at the BuzzFeed Parties’ request and at their cost.
6.2    IDNM will provide the BuzzFeed Parties with proof of use in an appropriate manner upon request for the purpose of upholding the Trademarks, the Social Media Accounts and/or the Websites (e.g., if a non-use objection is raised or to provide proof of being well known).
6.3    The BuzzFeed Parties agree that they will themselves provide BuzzFeed Content and make it publicly accessible on the Global Sites on substantially the same basis (having regard to volume, quality, frequency and range) as it was provided during the 12 months prior to the Effective Date.
6.4    The BuzzFeed Parties shall make good faith efforts to maintain the BuzzFeed Community so that Website users have the same opportunities to engage with other users of the Websites as they have at present, and can upload comments on articles and publish other content (including, without limitation, and for example only quizzes) on the Websites, in each case on substantially the same basis as at present (it being understood that www.huffpost.com does not have comment capability, www.tasty.co does not have comments, and writers and editors on the Licensed Platforms and all Global Sites can turn off comments on a post-by-post basis), and the BuzzFeed Parties will make good faith efforts to monitor any flagged articles and content (excluding photos) for non-compliance with the Brand Guides and the content restrictions in Clause 7.
Part 2 – Content
7.    Content
7.1    Content Ownership
7.1.1    The BuzzFeed Parties shall own all rights, title and interest (including, but not limited to, copyright) in any and all IDNM-Produced Content [***], and all materials developed and/or produced by IDNM for use in connection with the Intellectual Property during the Term, provided that the BuzzFeed Parties may only use the same outside the Territory during the Term and throughout the world after the Term has expired or been terminated.
[***]
For avoidance of doubt, IDNM is not permitted to publish or otherwise exploit the BuzzFeed Content and the IDNM-Produced Content on any social media accounts and/or websites other than the Licensed Platforms, including, but not limited to, IDNM’s social media accounts and websites, and any Third-Party Content that IDNM includes in the IDNM-Produced Content must be cleared by IDNM for exploitation in the Territory at IDNM’s sole expense. The BuzzFeed Parties must clear any use of third-party materials contained in IDNM-Produced Content for BuzzFeed Parties’ use outside the Territory at the BuzzFeed Parties’ sole expense (subject to Clause 2.7).
7.1.2    [***]
7.1.3    [***]. IDNM shall not have the right, after the termination of this Agreement for any reason, to create any derivative works based on or derived from the BuzzFeed Content, unless otherwise agreed in advance in writing.
7.1.4    The right to use the Trademarks and BuzzFeed Content is granted by the BuzzFeed Parties to IDNM under the additional condition that IDNM shall not use any specific Trademarks or items of BuzzFeed Content if the BuzzFeed Parties reasonably indicate to IDNM that it cannot use that Trademark or specific item of BuzzFeed Content for reasons of copyright infringement or other legal issues), [***].
7.1.5    IDNM shall not alter any Intellectual Property or BuzzFeed Content in such a manner as to bring it within the provisions of any applicable law on advertising (e.g., disguised advertising, comparative advertising, etc.) or libel and defamation. Any Intellectual Property or BuzzFeed Content so used by IDNM which is ultimately considered to be advertising or other commercial speech in any form, and regulated as such, shall be the sole responsibility of IDNM.
7.2    Content Restrictions
7.2.1    IDNM agrees to comply with any and all contractual restrictions with respect to the rights of any third party associated with any piece of BuzzFeed Content, including, but not limited to, any third-party name, likeness, credit restrictions and/or obligations, as well as restrictions related to any Third-Party Content supplied by the BuzzFeed Parties, provided that such restrictions have been notified to IDNM in advance. The Parties acknowledge and agree that: (i) no right, title or interest in or to any Third-Party Content is granted, licensed or transferred to IDNM under this Agreement; (ii) the BuzzFeed Parties shall be solely responsible for obtaining (and they agree that they shall obtain) all necessary rights on a worldwide basis for IDNM to use any Intellectual Property or BuzzFeed Content incorporating images, photographs or other graphic representations (“Images”) licensed by the BuzzFeed Parties from Getty Images, Inc. (“Getty”) or any successor image libraries, if any, from which the BuzzFeed Parties have secured rights, provided that the Images may be used only on the Licensed Platforms solely within the scope of the use rights granted under the BuzzFeed Parties’ agreement with Getty (or successor image libraries, if any) and the Images are solely used as part of the Intellectual Property or BuzzFeed Content in the original context provided to IDNM (including, for example, that editorial content may not be modiﬁed into advertising content) and not used independently of the Intellectual Property or BuzzFeed Content or newly combined with IDNM-Produced Content or other content or materials not provided by the BuzzFeed Parties; and (iii) the BuzzFeed Parties will provide IDNM with Intellectual Property or BuzzFeed Content from the BuzzFeed Parties’ United States edition of the Global Sites, which may incorporate Images obtained from Flickr and Giphy that have not been cleared for worldwide use on the Licensed Platforms, and liability for the use of such Images shall be subject to Clause 11 below. Any Intellectual Property or BuzzFeed Content that includes Images from Flickr and/or Giphy may only be used on the Licensed Platforms, provided that such Intellectual Property or BuzzFeed Content (including the Images from Flickr and Giphy) is solely used as part of the Intellectual Property or BuzzFeed Content in the original context provided to IDNM (including, for example, that editorial content may not be modified into advertising content) and not used independently of the Intellectual Property or BuzzFeed Content or newly combined with other content or materials not provided by the BuzzFeed Parties. IDNM shall not make the Images obtained from Getty, Flickr and/or Giphy available, or otherwise use such Images, except as expressly licensed pursuant to this Clause. Any use by IDNM of such Images on any other website, application or social media platform, or other media of IDNM other than the Licensed Platforms as expressly provided herein requires prior written approval from the BuzzFeed Parties.
7.2.2    If the BuzzFeed Parties instruct IDNM to delete or make inaccessible any BuzzFeed Content, IDNM-Produced Content, IDNM-Owned Content, Images or other Third-Party Content because such BuzzFeed Content, IDNM-Produced Content, Images or other Third-Party Content may contain errors, is or could be subject to a third-party claim or for any other good faith reason (“Offending Content”), IDNM shall comply with such instruction to take down Offending Content in the Territory within 24 hours, or as soon as reasonably practicable, but in no event later than 48 hours after such instruction. IDNM acknowledges and agrees that any BuzzFeed Content that contains Flickr and/or Giphy Images may be removed at any time from the Global Sites and/or from the BuzzFeed Content provided to IDNM by the BuzzFeed Parties. For the avoidance of doubt, the BuzzFeed Parties will be responsible for the removal of any Offending Content on the Website and/or Social Media Accounts that was posted in the Territory prior to the Effective Date.
7.2.3    Save as provided above, IDNM shall be solely responsible for securing worldwide rights to use any Third-Party Content that it wishes to make available on the Licensed Platforms; provided that, in the rare case where IDNM determines that it is not possible to secure worldwide rights to a particular item of Third-Party Content, IDNM shall notify the BuzzFeed Parties of its inability to secure such rights, and the Parties shall consult in good faith to determine next steps.
7.3    Personality Rights
    The following are expressly not covered by the granting of rights of use under Clause 2.6:

(i)    General personal rights of affected Persons, in particular the right to one’s own image and/or likeness, the right to privacy, protection of honor, company personal rights, or persons named in an article or recognizable in a picture; and
(ii)    Rights in trademarks other than the Trademarks e.g., brand names which are used as trademarks.
    Provided that this limitation shall not apply to the Intellectual Property or BuzzFeed Content on the Licensed Platforms on the Effective Date or which any BuzzFeed Party may add to the CMS thereafter, which continues to be used in context and not combined with any other content or materials, and BuzzFeed shall ensure that all necessary clearances for use of any such rights or trademarks in the Territory have been obtained.
7.4    Exclusivity
Subject to Clause 4 above, the BuzzFeed Parties will not make the Intellectual Property or BuzzFeed Content licensed in accordance with Clause 2.6 publicly accessible in the Territory or license it to third parties in the Territory after the Effective Date.
7.5    Appropriate Use of the Content
7.5.1    IDNM will use the Intellectual Property and BuzzFeed Content exclusively in an appropriate editorial environment and, in particular, will not use the Intellectual Property or BuzzFeed Content in online media with a character glorifying violence, extremism, youth endangerment or otherwise violating applicable law. For the avoidance of doubt, inclusion of promotions on the Licensed Platforms of movies, television/streaming service content, video games or similar promotional content that may contain violence will not give rise to breach of this clause, provided that the content being promoted complies with all statutory requirements and advertising standards as may be in force or advised by any relevant authority from time to time in the Territory.
7.5.2    IDNM shall inform the BuzzFeed Parties of any Intellectual Property or BuzzFeed Content that has been declared unlawful by a court of law promptly after it becomes aware of the same.
7.6    Ad Sales; Media Campaign Execution Services; Net Sales Revenue
7.6.1    Subject to Clause 2.6, IDNM shall have (a) access solely to the United Kingdom and Ireland traffic on the global websites www.buzzfeed.com, www.huffpost.com and www.tasty.co (together, the “Global Sites”) and Licensed Platforms as listed in Schedule 1.3 for direct sales, programmatic guaranteed deals, private marketplace deals or open market auctions/sales, and (b) the exclusive right to maintain and run a sales team in the Territory to conduct and execute such sales. Existing redirects of traffic from Global Sites to local editions (e.g., from www.huffpost.com to www.huffingtonpost.co.uk) will be maintained. For the avoidance of doubt, the BuzzFeed Parties shall not have any competitive sales teams or contractors in the Territory commercializing United Kingdom and Ireland traffic on the Global Sites.
7.6.2    The BuzzFeed Parties shall have the right to sell global sales deals that run, in part, in the Territory, in accordance with Clause 4, subject to IDNM’s approval in each instance (not to be unreasonably withheld or delayed). Beginning on or after the Closing Date, for sales contracts listed in Schedule B of the Asset Purchase Agreement (“Existing Contracts”), IDNM will execute the campaigns on the Licensed Platforms (as applicable) in the Territory in accordance with the terms and conditions of such Existing Contracts. The BuzzFeed Parties will be solely responsible for any deliverables required for such Existing Contracts outside the Territory. [***]
7.7    Content Sales
        Subject to Clauses 2.6 and 4, the BuzzFeed Parties shall continue to operate the BuzzFeed Parties’ content sales and licensing business, including all licensing deals with content aggregators and other partners in respect of the Trademarks or BuzzFeed Content and other content. IDNM will continue to operate IDNM’s written content sales business, and IDNM may include IDNM-Produced Content in such deals if they are geographically restricted to the Territory, IDNM includes any revenue therefrom in Net Revenue and shares it as provided below, unless otherwise agreed in any particular case. IDNM may propose text, images and/or video content sales deals which include IDNM-Produced Content to the BuzzFeed Parties on a case by case basis, and if any such proposed deal receives the BuzzFeed Parties’ prior written approval, IDNM will share the Net Revenue derived therefrom with the BuzzFeed Parties as provided below. For the avoidance of doubt, the BuzzFeed Parties shall not be required to include any IDNM-Produced Content in its content sales and/or licensing deals, if any.
7.8    Content Production
    During the Term, subject to the terms and conditions of this Agreement, the BuzzFeed Parties will continue to produce future BuzzFeed Content to an extent that is consistent with past practice before the Effective Date with respect to the Global Sites, subject to relevant material changes in the digital publishing industry and Force Majeure, and provided that the editorial freedom of the BuzzFeed Parties remains unaffected.
Part 3 – License Fees, Invoicing and Payments
8.     License Fees; Net Sales Revenue
8.1    As consideration for the granting of the Intellectual Property and Content License to IDNM, as outlined in Clause 2.6 and commencing on the Effective Date, IDNM shall pay to BuzzFeed a fee (the “License Fee”) for each Year of the Term to be calculated as follows:
(i)    [***]
(ii)    [***]

8.2    After each Year, IDNM shall conduct a reconciliation to ensure that the BuzzFeed Parties receive the full License Fee that is due and payable by IDNM to the BuzzFeed Parties pursuant to Clause 8.1 by no later than thirty (30) days following the end of the relevant Year. [***].
8.3    For the purpose of this Clause 8, the “Percentage” shall be [***].
8.4    Beginning on or after the Effective Date, for the BuzzFeed Parties’ global sales deals that include delivery in the Territory after the Effective Date, the BuzzFeed Parties will pay IDNM [***] within thirty (30) days of the collection of such Net Sales Revenues (as applicable).
8.5    [***] For avoidance of doubt, any and all revenue attributable to Existing Contracts prior to the Effective Date shall belong to and be collectible by BuzzFeed UK. BuzzFeed UK and IDNM shall each promptly (and, in any case, within 15 Business Days of receipt thereof) remit to the other monies or other benefits paid under any Existing Contracts that properly belong to the other under the provisions set out herein.
8.6     [***]

9.    Invoicing and Payments; Audit Rights
9.1    License Fees shall be paid by IDNM to the BuzzFeed Parties in quarterly installments in accordance with Clause 9.4 by no later than thirty (30) days following the end of each Quarter based on the Net Revenue received by IDNM and any reconciling payment under Clause 8.2 shall be paid by no later than thirty (30) days following the end of the relevant Year. The Royalty Statement for any Quarter shall be delivered to the BuzzFeed Parties within 30 days following the end of the applicable Quarter.
9.2    If any License Fees are not paid by the last day of the applicable 30 day period as above, the BuzzFeed Parties may charge IDNM interest from such date at a rate equal to the then current Secured Overnight Financing Rate (“SOFR”) 30-Day Average Rate as reported from the Federal Reserve Bank of New York, plus a margin of 3%.
9.3    Sales taxes are not included in the License Fees and will be added to the License Fees if applicable. All payments to be made by IDNM to the BuzzFeed Parties hereunder shall be made without deduction of any taxes unless such payment is subject to the deduction or withholding of applicable taxes by law. In the event that any amounts payable by IDNM to the BuzzFeed Parties are subject to withholding or other taxes, after applying the relevant tax treaty, that IDNM is required to deduct from such payments, IDNM shall remit the tax to the appropriate governmental agency and shall provide the BuzzFeed Parties a copy of each withholding tax remittance notice which it files with such agency, together with original receipts of applicable governmental authorities or other tax forms for all such taxes withheld or paid within thirty (30) days of IDNM’s filing or receipt of such notices, receipts or related tax forms. IDNM shall be responsible for and shall indemnify and hold the BuzzFeed Parties harmless against any taxes, penalties, interest and expenses incurred by or assessed against the BuzzFeed Parties as a result of IDNM’s failure to withhold such taxes or to remit them to the appropriate taxing authority.
9.4    All payments shall be made in British Pounds Sterling (GBP) unless otherwise agreed by the Parties. The payment will be made to the BuzzFeed Parties’ bank account, the details of which are set forth in Schedule 8.5, or to such other accounts as may be notified from time to time by the BuzzFeed Parties.
9.5    Each Party agrees to keep full and accurate books of account and records concerning all Net Revenue and Net Sales Revenue, and each of IDNM and the BuzzFeed Parties (acting together and as a single Party for this purpose) shall have the right at its own cost (subject to the terms below) and only once per calendar year on reasonable notice during ordinary business hours, either itself or through a firm of reputable public accountants, to examine and to make copied excerpts from such books of account and records. Said books of account and records shall be preserved and maintained by the Parties and kept available for inspection by the other Party for at least three (3) years from the expiration of the respective accounting period, and each Party agrees to permit inspection and audit thereof by the requesting Party or its public accountants during said period. If such an audit reveals a shortfall in the payment pursuant to this Agreement, the same shall be paid within thirty (30) days of the Party giving notice of such shortfall, together with interest thereon (if applicable). If an audit reveals a shortfall of [***], whichever is higher, or more of Net Revenue or Net Sales Revenue in relation to the audit period, the Party at fault shall reimburse the other Party for the full and reasonable out-of-pocket cost of the external audit, including the reasonable cost of external auditors for travel and actual working time.

Part 4 – Third-Party Infringements and Claims
10.    Third-Party Infringement
10.1    Each of the Parties shall promptly notify the other Parties of any actual or apparent infringement by any third party of any rights granted under this Agreement of which it becomes aware. If IDNM sees the need to take action against the infringement, it will notify the BuzzFeed Parties accordingly (“Enforcement Request”).
10.2    The BuzzFeed Parties will review the Enforcement Request and will consult with IDNM as to how to deal with it and notify IDNM whether it intends, in its sole discretion, to take legal action pursuant to the Enforcement Request.

10.3    In the event that the BuzzFeed Parties refuse to undertake an Enforcement Request, the BuzzFeed Parties shall promptly explain in writing the reasons for such refusal to IDNM. If IDNM disagrees with the BuzzFeed Parties’ reason for refusal to take action on an Enforcement Request, the parties agree to negotiate in good faith next steps, taking into account the interest of IDNM to take action against the infringer. If the BuzzFeed Parties elect not to undertake a prosecution of any material copyright Infringement with respect to any Enforcement Request, and upon receiving the prior written approval of the BuzzFeed Parties, IDNM shall in such case be authorized to undertake such Enforcement Request at its own expense; provided, however, that IDNM shall promptly (i) notify the BuzzFeed Parties of any material developments with respect to such Enforcement Request, (ii) deliver to the BuzzFeed Parties a copy of all pleadings, correspondence and other material documents respecting such Enforcement Request, and (iii) notify the BuzzFeed Parties of any offers of settlement related to such claim which it receives or which it proposes to make. IDNM shall not offer, or accept any offer of, a settlement that contains any material term or condition other than the receipt or payment of money by IDNM without the prior written consent of the BuzzFeed Parties, which consent shall not be unreasonably withheld or delayed.
10.4    Unless the Parties otherwise agree in writing, monetary damages recovered by a Party in connection with an infringement or otherwise terminating the infringement shall first be applied for recoupment of expenses, including legal expenses, incurred by the Party prosecuting the action or otherwise terminating the infringement, and the balance of such damages shall be paid to IDNM and counted as Net Revenue when it is received to the extent that it relates to or is derived from the Territory.
11.    Indemnification of IDNM
11.1        Subject to Clause 11.2, the BuzzFeed Parties will, as their sole liability to IDNM, indemnify, defend and hold harmless IDNM (“Indemnify”) against any claim that any use by IDNM of the Intellectual Property, the BuzzFeed Content and the Images provided under Clause 7 in accordance with this Agreement infringes any third party's rights (“BuzzFeed Infringement Claim”), provided that the BuzzFeed Parties will not be liable to IDNM for any BuzzFeed Infringement Claim to the extent it arises out of or relates to:
(i)    Any amendments to the Intellectual Property or BuzzFeed Content which have been made by IDNM without a prior written approval from any of the BuzzFeed Parties;
(ii)    Any unauthorized amendments to the Intellectual Property or BuzzFeed Content by IDNM or any third party acting on IDNM’s behalf;
(iii)    Any combination of the Intellectual Property or BuzzFeed Content with other content by IDNM or any third party acting on IDNM’s behalf;
(iv)    Any Third-Party Content (other than Images sourced by the BuzzFeed Parties from Getty, Flickr and/or Giphy that are used by IDNM in accordance with Clause 7 above); and
(v)    Any use by IDNM of any Intellectual Property or BuzzFeed Content after the BuzzFeed Parties have informed IDNM of a BuzzFeed Infringement Claim in writing and requested IDNM to terminate, suspend, or modify the use of such Intellectual Property or BuzzFeed Content, [***].
11.2    The BuzzFeed Parties will only Indemnify IDNM if the following conditions are fulfilled:
(i)    IDNM must inform the BuzzFeed Parties promptly of any BuzzFeed Infringement Claim of which IDNM becomes aware, and provide the BuzzFeed Parties with all information and evidence available to IDNM that is needed to assess the BuzzFeed Infringement Claim;
(ii)    IDNM must not make any statement that could be construed as an acknowledgement of the BuzzFeed Infringement Claim in whole or in part or of the BuzzFeed Infringement Claims factual or legal grounds, without the BuzzFeed Parties’ prior approval made in writing and specifically in relation thereto (which shall not be unreasonably withheld or delayed);
(iii)    IDNM authorizes the BuzzFeed Parties to fully manage the BuzzFeed Infringement Claim and to decide at its sole discretion to defend, settle, or otherwise dispose of the BuzzFeed Infringement

Claim, including choosing the legal advisors. However, in the event that the BuzzFeed Infringement Claim may impact the activities or the reputation of IDNM, the BuzzFeed Parties undertake to keep IDNM informed and to indicate to IDNM the terms of settlement of the BuzzFeed Infringement Claim (but IDNM shall not have any right to oppose or veto such settlement); and
(iv)    IDNM will cooperate with the BuzzFeed Parties (subject to its promptly being reimbursed for any costs incurred by it) in taking any reasonable steps required by the BuzzFeed Parties in connection with the BuzzFeed Infringement Claim in a timely manner.
    Insofar as the BuzzFeed Parties acknowledge, settle or otherwise dispose of any BuzzFeed Infringement Claims in whole or in part, the BuzzFeed Parties will, within the scope of its decision, take reasonable account of IDNM’s interest in unrestricted and unaltered use of the Intellectual Property and/or the BuzzFeed Content, but shall not be required to obtain the prior written approval of IDNM before acknowledging, settling or otherwise disposing of any such BuzzFeed Infringement Claim.
If IDNM breaches any of the obligations set forth in Clause 11 of this Agreement, including failing to provide prompt notice that prejudices the BuzzFeed Parties’ rights under this Agreement or otherwise, the BuzzFeed Parties’ indemnification obligation with respect to the affected BuzzFeed Infringement Claim shall not apply, without prejudice to any other steps, recourse or remedies which the BuzzFeed Parties shall be entitled to pursue or to obtain, unless and to the extent that IDNM proves that the damage would have occurred and would not have been lower even if the notification obligations set forth in this Agreement had been observed.
12.    Indemnification of the BuzzFeed Parties
12.1    Subject to Clause 12.2, IDNM will, as its sole liability, indemnify, defend and hold harmless the BuzzFeed Parties (“Indemnify”) against any claim that any IDNM-Produced Content, IDNM-Owned Content and/or any Third-Party Content provided by IDNM infringes a third party's rights or applicable law (“IDNM Infringement Claim”), provided that IDNM will not be liable to the BuzzFeed Parties for any IDNM Infringement Claim to the extent such IDNM Infringement Claim relates to:
(i)    Any use by IDNM of the Intellectual Property or the BuzzFeed Content or any Images sourced from Getty, Flickr and/or Giphy in accordance with this Agreement;
(ii)    Any combination of the Intellectual Property or BuzzFeed Content with any IDNM-Produced Content, IDNM-Owned Content and/or any Third-Party Content provided by IDNM;
(iii)    Use by any BuzzFeed Party of any IDNM-Produced Content, IDNM-Owned Content and/or any Third-Party Content provided by IDNM after IDNM has promptly informed the BuzzFeed Parties of a IDNM Infringement Claim in writing and requested them to terminate, suspend, or modify the use of such content.
(iv)    Any use of any IDNM-Produced Content, IDNM-Owned Content and/or any Third-Party Content provided by IDNM by any BuzzFeed Party or any third party acting on its behalf that is in breach of this Agreement.
12.2    IDNM will only Indemnify the BuzzFeed Parties if the following conditions are fulfilled:
(i)    The BuzzFeed Parties promptly inform IDNM about the IDNM Infringement Claim and provide IDNM with all information and evidence needed to assess the IDNM Infringement Claim;
(ii)    The BuzzFeed Parties must not make any statement that could be construed as an acknowledgement of the IDNM Infringement Claim in whole or in part or of the IDNM Infringement Claims factual or legal grounds, without IDNM's prior approval made in writing and specifically in relation thereto (which shall not be unreasonably withheld or delayed);
(v)    The BuzzFeed Parties authorize IDNM to fully manage the IDNM Infringement Claim, but IDNM shall not have the right to decide at its sole discretion to defend, settle, or otherwise dispose of the

IDNM Infringement Claim, including choosing the legal advisors, without the prior written consent of the BuzzFeed Parties (which shall not be unreasonably withheld. Furthermore, IDNM undertakes to keep the BuzzFeed parties reasonably informed of the IDNM Infringement Claim on a continuing basis; and
(iii)    The BuzzFeed Parties will fully cooperate with IDNM in taking all reasonable steps required by IDNM in connection with the IDNM Infringement Claim in a timely manner.
    Insofar as IDNM considers to acknowledge, settle or otherwise dispose of IDNM Infringement Claims in whole or in part, it will, within the scope of its decision, take full account of the interests of the BuzzFeed Parties communicated to IDNM, in particular the interest in unrestricted and unaltered use of the Intellectual Property and/or the BuzzFeed Content. For the avoidance of doubt, IDNM will in each and every case obtain the prior written approval of the BuzzFeed Parties before acknowledging, settling or otherwise disposing of any such IDNM Infringement Claim (which shall not be unreasonably withheld or delayed).
    IDNM shall indemnify, defend and hold harmless the BuzzFeed Parties with respect to the legal and financial consequences of any Intellectual Property or BuzzFeed Content provided by the BuzzFeed Parties under this Agreement, if and to the extent that IDNM alters or modifies the same.
    If any BuzzFeed Party breaches any of the obligations set forth in Clause 12 of this Agreement, including failing to provide prompt notice that prejudices IDNM’s rights under this Agreement or otherwise, IDNM’s indemnification obligation with respect to the affected IDNM Infringement Claim shall not apply, without prejudice to any other steps, recourse or remedies which IDNM shall be entitled to pursue or to obtain, unless and to the extent that the BuzzFeed Parties prove that the damage would have occurred and would not have been lower even if the notification obligations set forth in this Agreement had been observed.
13.    Cooperation
The Parties agree to cooperate with each other with respect to any suits or other action taken under this Part and to keep the other Party promptly and fully advised with respect thereto.
Part 5 – Miscellaneous Provisions
14.    Compliance
14.1    Each Party to this Agreement shall comply with all applicable laws, rules or regulations (whether international, federal, state or local) concerning sanctions and anti-corruption, including, but not limited to, the requirements of the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC), the U.S. Foreign Corrupt Practices Act (FCPA), and the UK Bribery Act (UKBA).  Each Party represents and warrants that neither it nor any director, officer, agent, employee, affiliate or person acting on its behalf is currently subject to any U.S. sanctions administered by OFAC or any UK sanctions administered by the UK government, either as a “Sanctioned Person” or a “Sanctioned Entity”.  Further, IDNM agrees to comply with the BuzzFeed Parties’ Code of Conduct and is aware of the existence and availability of the BuzzFeed Parties’ ethics hotline (https://buzzfeed.allvoices.co) to report any ethics concerns that may be observed. The BuzzFeed Parties’ Code of Conduct is available on the corporate governance page of the BuzzFeed Parties’ investor relations website:  https://ir.buzzfeed.com/corporate-governance/documents-charters).  IDNM agrees that should it learn of or have reason to believe that activity in violation of the above-referenced laws or the BuzzFeed Parties’ Code of Conduct is occurring or has occurred in conjunction with any of the Principal Transaction Agreements, it will immediately disclose such activity to the BuzzFeed Parties. IDNM agrees that if any such activity involving IDNM is identified or if IDNM’s activities become subject to any sanctions regime, IDNM shall suspend such activities.
14.2    Since online services can be accessed worldwide, the Parties state as a precaution that online use of Trademarks, Licensed Platforms and BuzzFeed Content by IDNM under this Agreement shall be deemed to be solely within the Territory as long as the respective online service is not primarily directed at regions other than the Territory, and its users have their habitual residence predominantly within the Territory even if the Intellectual Property and BuzzFeed Content may be visible and accessible to users localized outside the Territory.

15.    Force Majeure
15.1    If a Party (“Affected Party”) is prevented, hindered, or delayed from or in performing any of its obligations under any Principal Transaction Agreement (other than a payment obligation) by a Force Majeure Event:
(i)    the Affected Party’s obligations under the applicable Principal Transaction Agreement shall be suspended while the Force Majeure Event continues and to the extent that it is prevented, hindered, or delayed;
(ii)    the Affected Party shall use its reasonable endeavors to perform the affected obligations notwithstanding the Force Majeure Event and/or to mitigate the effects of the Force Majeure Event on the performance of its obligations under the applicable Principal Transaction Agreement; and
(iii)    as soon as reasonably possible after the end of the Force Majeure Event the Affected Party shall notify the other Party in writing that the Force Majeure Event has ended and resume performance of its obligations under the applicable Principal Transaction Agreement.
15.2    If the Force Majeure Event prevents, hinders, or delays the Affected Party’s performance of its obligations under this Agreement or the Asset Purchase Agreement for a continuous period of more than three months, or under the IT Services Agreement for a continuous period of more than one month, starting on the day the Force Majeure Event starts, the Party not affected by the Force Majeure Event may terminate this Agreement by giving not less than one month’s written notice to the other Party.
16.    Liability; Limitation of Liability
16.1    Nothing in this Agreement excludes or limits either Party’s liability towards the other for damages caused by (i) death or personal injury resulting from a negligent act or omission of either Party or their servants, agents or employees, (ii) a grossly negligent or willful breach of duty, (iii) a breach of Intellectual Property Rights, (iii) [***]; or (iv) fraud or fraudulent misrepresentation.
16.2    Subject to Clause 16.1, and excluding BuzzFeed Infringement Claims and IDNM Infringement Claims, (i) each Party shall only be liable for direct, foreseeable, damages; and (ii) [***].
17.    Term and Termination
17.1    Term
This Agreement starts on [***] and shall continue for an initial period of [***] from the Effective Date, unless terminated earlier in accordance with the terms and conditions below:
[***]    [***]
[***].
17.2    BuzzFeed Parties’ Termination Rights
The BuzzFeed Parties may (without prejudice to any other right or remedy) terminate this Agreement at any time, in case:
(i)    IDNM is in material breach of any Principal Transaction Agreement and has not remedied such breach within thirty (30) days of receipt by IDNM of a written notice from the BuzzFeed Parties requiring it to remedy the applicable breach;

(ii)    IDNM uses the Intellectual Property, BuzzFeed Content and/or IDNM-Produced Content contrary to Clause 2.6 in connection with online media with a character glorifying violence, extremism, youth endangerment or otherwise violating the law, and such use is not cured within three (3) days of receipt by IDNM of a written complaint from the BuzzFeed Parties threatening termination of this Agreement without notice;
(iii)    IDNM becomes the subject of a significant public scandal that, at the reasonable discretion of the BuzzFeed Parties, materially affects IDNM’s image or goodwill and/or the BuzzFeed Parties’ image or goodwill, and IDNM does not cure such status within ten (10) Business Days of receipt by IDNM of a written notice;
(iv)    IDNM breaches Clause 5 of this Agreement, and IDNM does not cure such breach within fifteen (15) days of receipt by IDNM of a written notice from the BuzzFeed Parties;
(v)    IDNM does not actively use the Intellectual Property or the BuzzFeed Content for a period of more than three (3) months (e.g., no new content is published during that time), and IDNM does not resume the active use within thirty (30) days of receipt by IDNM of a written notice from the BuzzFeed Parties;
(vi)    any encumbrancer takes possession of, or an administrator, receiver or administrative receiver or liquidator is appointed over, the whole or any substantial part of IDNM’s undertaking, property or assets; or
(vii)    (a) IDNM ceases to be controlled by the persons who control IDNM at the date of this Agreement (other than through death, in the case of any individual shareholder); or (b) IDNM sells all or substantially all of the assets of IDNM to a third party; where, in either case, the acquirer does not agree to be bound by the Principal Transaction Agreements, provided that any termination notice given in respect of any such change shall only be valid if it is given within 30 days of the date on which the BuzzFeed Parties first become aware of such change, and provided further that a termination notice may be given in respect of each such change of which the BuzzFeed Parties become aware.
17.2.1    The Parties agree that each of the grounds above constitutes cause for termination by the BuzzFeed Parties and, in the event that any such cause as set forth above is not cured by the Licensee within thirty (30) days (unless a shorter period is stated above), this Agreement shall be immediately terminated without any further legal or judicial action having to be taken by the BuzzFeed Parties.
17.3        [***]
[***]
(i)    [***]
(ii)    [***]
(iii)     [***]
(iv)    [***]
a.    [***]
b.    [***]
17.4        [***]
17.4.1    [***].
17.4.2    [***]

[***]
17.4.3 [***].
17.5         Effects of Termination
17.5.1    Upon a Termination becoming effective (“Termination Date”), IDNM must as soon as is reasonably practicable (and in any event within thirty (30) days) immediately (i) completely stop using the Intellectual Property and the BuzzFeed Content; and (ii) pay all unpaid License Fees to the BuzzFeed Parties, which shall remain due and payable notwithstanding any termination of this Agreement (to the extent that such amounts have been earned and received by IDNM).
17.5.2    Within thirty (30) days of the Termination Date, IDNM shall promptly remove any and all Trademarks from any content and materials retained by IDNM.
17.5.3    Following the Termination Date the BuzzFeed Parties shall procure that all commitments to advertisers, sponsors and other customers that have been accepted by IDNM prior to the Termination Date in respect of any use of the Licensed Platforms are honored on the basis that IDNM shall (to the extent it is reasonably able to do so) co-operate with the BuzzFeed Parties on such basis as they may reasonably request in relation to such commitments, (including completion of any custom content deliverables) and be entitled to all of the revenue under such contracts subject to the provisions below and that the BuzzFeed Parties shall account to IDNM for any such revenue as is received by them and IDNM shall thereafter:
(i)    Continue to issue Royalty Statements to the BuzzFeed Parties at the end of each Quarter until each of the BuzzFeed Parties and IDNM have received payment of all of the above revenue on the basis that any such revenue that is received shall be added to the Net Revenue for the Quarter that included the Termination Date and that such Net Revenue shall be applied in accordance with this Agreement;
(ii)    Pay all unpaid License Fees attributable to such Net Revenue to the BuzzFeed Parties on a timely basis after each Quarter (to the extent that such amounts have been earned and received by IDNM); and
(iii)    IDNM shall fulfill all post-termination requirements under the IT Services Agreement.
17.5.4    Commencing on the Termination Date, the BuzzFeed Parties will be immediately released from the exclusive covenants provided in Clauses 2 and 4.
17.6    [***]
[***]
18.    Costs
Each Party shall bear its own costs incurred by it in connection with the preparation, negotiation and execution of this Agreement.
19.    Notices to the Parties
All notices, requests, consents, claims, demands, waivers and other communications under any Principal Transaction Agreement shall be in writing, drafted in English, and shall be deemed to have been given (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Clause 19):
(a)    Notices to the BuzzFeed Parties:

To: BuzzFeed Media Enterprises, Inc.
Attention: [***]
Address:     229 W. 43rd St., 10th Floor
        New York, NY 10036
E-Mail: [***]
with a courtesy copy to: [***]
and to [***]
To: BuzzFeed UK Ltd.
Attention: [***]
Address:     229 W. 43rd St., 10th Floor
        New York, NY 10036
E-Mail: [***]
with a courtesy copy to: General Counsel; [***]
and to [***]
To: TheHuffingtonPost.com, Inc.
Attention: [***]
Address:     229 W. 43rd St., 10th Floor
        New York, NY 10036
E-Mail: [***]
with a courtesy copy to: General Counsel; [***]
and to [***]
(b)    Notices to IDNM:
To: Independent Digital News and Media Limited.
Attention: [***]
Address: Alphabeta Building, 14-18 Finsbury Square, London, EC2A 1AH, United Kingdom
E-Mail: [***]
with a courtesy copy to: [***]
and to [***]
20.    Confidentiality
    Each Party undertakes to each other that it will treat as confidential the terms of all of the Principal Transaction Agreements, together with all information, whether of a technical nature or otherwise, relating in any manner to the BuzzFeed UK Business or to the business and affairs of the other Parties as may be communicated to it hereunder or otherwise in to any person (other than to its Affiliates, auditors and other professional advisors) or to the media, and will not use such information other than for the purposes of this Agreement, unless such disclosure or use is expressly permitted in writing.
The provisions of this paragraph shall not apply to any information which:
(i)    Is in the public domain, other than through the fault of the receiving Party;
(ii)    Is obtained by the receiving Party from a bona fide third party having no apparent restraint on its free right of disposal of such information; or
(iii)    Is required to be disclosed by law or regulation or the valid order of a court of competent jurisdiction, or the request or direction of any governmental or other regulatory authority or agency.
21.    Form of Amendments
    Any amendment or supplement to, or the termination of, any Principal Transaction Agreement, including this provision, shall be valid only if made in writing.

22.    Assignments and Transfers
22.1    IDNM may not transfer or assign, directly or indirectly, any Principal Transaction Agreement or any rights and/or obligations arising therefrom without the prior written consent of the BuzzFeed Parties, it being understood that the approved transfer or assignment will include the transfer or assignment of any schedule and ancillary or supplementary agreement hereto.  For clarity, this Clause 22 applies to any assignments, transfers or delegations between IDNM and any Affiliate of IDNM.
22.2    Each Principal Transaction Agreement and all of the provisions thereof shall be binding upon and inure to the benefit of, and be enforceable by, the Parties thereto and their respective corporate Affiliates, successors and permitted assigns.
23.    Invalid Provisions
Should any provision of any Principal Transaction Agreement be or held to be wholly or partly invalid, ineffective or unenforceable, this shall not affect the validity, effectiveness or enforceability of the remaining provisions. Any such invalid, ineffective or unenforceable provision shall, to the extent permitted by law, be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision. The aforesaid shall apply mutatis mutandis to any unintended omission in the applicable Principal Transaction Agreement.
24.    Entire Agreement
The Principal Transaction Agreements constitute the entire agreement among and between the Parties with respect to the subject matter thereof and shall replace any negotiations and understandings, oral or written, heretofore made between the Parties or any of them with respect to the subject matter thereof.
25.    Publicity
No Party shall make any public announcement, press release or other external communication in relation to the existence or contents of any Principal Transaction Agreement without the prior written consent of the other Parties. Additionally, from time to time, the BuzzFeed Parties will desire to promote the release of certain studio projects on the Licensed Platforms, and the BuzzFeed Parties will provide IDNM with advance notice of the content of such promotion, subject to consultation.
26.    Dispute Resolution; Governing Law; Place of Jurisdiction; Waiver of Jury Trial
26.1    If any dispute or difference arises between the Parties in connection with or arising out of this Agreement or the IT Services Agreement, the Representatives (as defined in the IT Services Agreement) shall, within three Business Days of a written request from any Party, meet or speak to each other in order to attempt in good faith to resolve the dispute.
26.2    If the dispute or difference is not resolved by the Representatives, senior management of each Party shall, within seven days of service of the written request referred to above, meet or speak to each other in good faith to try and resolve the dispute without recourse to legal proceedings.
26.3    Failing resolution of the dispute or difference by the senior management, any of the Parties may initiate formal legal proceedings, including litigation.
26.4    This Agreement and the IT Services Agreement and any rights and obligations arising out of, or in connection with either of them, their subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the State of New York, excluding conflict of laws rules and the UN Convention on Contracts for the International Sale of Goods (CISG).
26.5    Exclusive place of jurisdiction for all rights and obligations out of or in connection with this Agreement and its consummation, including litigation regarding its effectiveness, shall be the courts located in New York, New York.

26.6    Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
27.    Negotiation
The Principal Transaction Agreements have been extensively negotiated by the Parties, who have voluntarily and knowingly negotiated every single Clause of them. Each Party declares that it has fully understood the meaning of each Clause and that it has been assisted by counsel for these purposes.
28.    Waiver
No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
29.    Counterparts
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.
BUZZFEED MEDIA ENTERPRISES, INC.

/s/ Matthew Omer________________
By: Matthew Omer
Its: CFO
Date: 3/20/2024

BUZZFEED UK LTD.

/s/ Matthew Omer________________
By: Matthew Omer
Its: CFO
Date: 3/20/2024

THEHUFFINGTONPOST.COM, INC.

/s/ Matthew Omer________________
By: Matthew Omer
Its: CFO
Date: 3/20/2024

INDEPENDENT DIGITAL NEWS AND MEDIA LIMITED

/s/ Christian Broughton________________
By: Christian Broughton
Its: CEO
Date: March 20, 2024

Schedule 1.1 – Definitions
Affiliate means in relation to a body corporate, an entity that: (i) owns or controls; (ii) is owned or controlled by; or (iii) is under common control or ownership with, in each case, it. For these purposes, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.
Agreement means this License Agreement between the Parties with all Schedules hereto, as the same may be amended, modified or supplemented from time to time.
Asset Purchase Agreement means the Asset Purchase and Employee Transfer Agreement among the Parties, dated as of the same date as this Agreement, as the same may be amended from time to time.
Brand Guides means the instructions and rules on how to use the Trademarks as provided to IDNM and updated by the BuzzFeed Parties from time to time after informing IDNM. The current Brand Guides are attached as Schedule 2.
Business Day means days other than Saturdays, Sundays, and any day which is a public holiday in London, England, are authorized or obliged to close by law.

BuzzFeed Content means, collectively,
    the English-language editorial articles, quizzes, images, graphics, video and audio-visual content (excluding advertising content) that is made publicly accessible on the Licensed Platforms on the Effective Date or is accessible via the BuzzFeed Parties’ CMS in each case on or at any time after the Effective Date; and

    the English-language editorial articles, quizzes, images, graphics, video and audio-visual content (excluding advertising content) made publicly accessible on the Global Sites after the Effective Date;

provided that content that is merely linked or framed is not included.
BuzzFeed UK Business means the online media business currently operated by BuzzFeed UK but which is to be run by IDNM during the Term within the Territory using the Intellectual Property and the Content, which involves the provision of editorial, marketing, processing and other support services for the publication and distribution of entertainment and journalistic content, through its own contributors as well as the reporting of third parties, in the form of words, images, videos and sound.
BuzzFeed Infringement Claim has the meaning ascribed to it in Clause 11.
BuzzFeed UK Intellectual Property means, collectively, the BuzzFeed UK Trademarks, BuzzFeed Content, Social Media Accounts and Websites.
[***]
Closing Date [***].
CMS means the content management system and the AV Slater system established and maintained by the BuzzFeed Parties for the BuzzFeed Content provided by the BuzzFeed Parties to IDNM.
[***]
[***]
Effective Date [***].
Enforcement Request has the meaning ascribed to it in Clause 10.1.

Existing Contracts has the meaning ascribed to it in Clause 7.6.
Force Majeure Event means with respect to a Party, any cause or event beyond the reasonable control of such Party and its Affiliates, which could not have been mitigated with reasonable diligence, including acts of God, acts of the public enemy, any law or any action taken by a government or public authority, labor or trade disputes, strikes, lock outs, civil disturbances, acts of civil or military authority, embargoes, outbreaks, epidemics and pandemics (including any potential or actual COVID-19 or similar outbreak) or other public health emergency, acts of war or conditions arising out of or attributable to war (whether declared or undeclared), acts or threatened acts of terror or sabotage, riots, insurrections, nuclear, chemical or biological contamination or sonic boom, national or regional emergencies, collapse of buildings, fires, explosions, earthquakes, floods, droughts, other natural disasters, shortage of necessary equipment, materials or labor, or restrictions thereon or limitations upon the use thereof, and delays in transportation, technological disruptions, or, in the case of computer systems, any failure in electrical, any failure or delay in telecommunications, technical equipment or infrastructure, or air conditioning equipment or systems, or power failures, or other similar or dissimilar events or circumstances.

Global Sites has the meaning ascribed to it in Clause 7.6.1.
[***]
HuffPost UK Intellectual Property means, collectively, the HuffPost UK Trademarks, BuzzFeed Content, Social Media Accounts and Websites.
IDNM Infringement Claim has the meaning ascribed to it in Clause 12.
IDNM-Owned Content means content exclusively produced for a third party’s platforms and sites (including, but not limited to, written content, quizzes, images, video and audio content) and owned by IDNM, except for advertising content.
IDNM-Produced Content means the English-language content produced by IDNM exclusively for and/or initially exploited on the Licensed Platforms during the Term, and which shall be owned by the BuzzFeed Parties. For avoidance of doubt, any Master Files incorporated into any IDNM-Produced Content shall remain the sole property of IDNM, and subject to a royalty-free license granted to the BuzzFeed Parties under the terms of this Agreement.
Indemnify has the meaning ascribed to it in Clause 11.1 and Clause 12.1.
Intellectual Property means, collectively, the Trademarks, Social Media Accounts and Websites.
Intellectual Property and Content License has the meaning ascribed to it in Clause 2.6.
Intellectual Property Rights means all intellectual property rights, including patents, trade and service marks, rights to domain names, rights in passing off, registered and unregistered designs, rights in confidential information, rights in know-how, database rights, topography rights, copyright (including rights in software), rights in any invention, and applications for registration of any of the foregoing, and the right to apply therefor, in each case in any part of the world.
[***]
IT Services Agreement means the IT Services Agreement between the Parties dated as of the same date as this Agreement.
License Fee(s) [***].
Licensed Platforms means, collectively, the Websites and Social Media Accounts.
[***]
[***]

[***]

Net Revenue [***].
Net Sales Revenue [***].
[***]
Percentage has the meaning ascribed to it in Clause 8.3.
Persons means any individual, partnership, joint venture, corporation, limited liability company, trust, association, governmental authority or other entity.
Principal Transaction Agreements means this Agreement, the IT Services Agreement and the Asset Purchase Agreement, and any ancillary agreements referred to in them.
Programmatic Revenue has the meaning ascribed to it in Clause 4.6.
Quarter means each 3-month period of the Year, commencing on April 1, July 1, October 1 and January 1, respectively.
Representative(s) means any persons appointed as such in accordance with the IT Services Agreement.

Royalty Statement means a written royalty statement of sufficiently specific detail, concerning the computation of License Fees then due to the BuzzFeed Parties and payment to the BuzzFeed Parties for each Quarter (3-month period) of the Year, together with reasonably detailed supporting documentation, in a form and format that shall enable the BuzzFeed Parties to verify the amount of payments to be made to the BuzzFeed Parties under this Agreement. In addition, the quarterly statement for the final Quarter of each Year shall include an annual report of the foregoing for the entire Year. A template Royalty Statement is attached to this Agreement as Schedule 8.1.
Schedules means the schedules to this Agreement.
Social Media Accounts means the social media sites associated with the social media accounts listed in Schedule 1.3.
Tasty UK Intellectual Property means, collectively, the Tasty UK Trademarks, BuzzFeed Content, Social Media Accounts and Websites.
Term has the meaning ascribed to it in Clause 17.1.
Termination Percentage has the meaning ascribed to it in Clause 17.4.2.
Territory means the national territories of the United Kingdom and Ireland.
Third-Party Content means any content that is not owned by the BuzzFeed Parties or IDNM that may be included in the BuzzFeed Content, IDNM-Owned Content or IDNM-Produced Content.
Trademarks means the trademarks and/or service marks listed in Schedule 1.2.
Websites means the internet domain names listed in Schedule 1.3.
[***]Year means each 12-month period from the Effective Date and each anniversary thereof through and including the day immediately prior to the next anniversary of the Effective Date or if earlier the last day of the Term.
References to statutes or statutory provisions shall be construed to include references to:
    those statutes or provisions as amended or re-enacted from time to time, or as their application is modified by other provisions (whether before or after the date of this Agreement);
    any statute or provision of which they themselves are re-enactments; and
    any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision.

Except as provided in Clauses 10, 11, 12 and 16, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assign and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Unless expressly stated to the contrary, in this Agreement:

    words denoting the singular include the plural and vice versa, words denoting any one gender include all genders, and references to persons include individuals, partnerships, bodies corporate and unincorporated associations;

    a reference to a Recital, Clause, paragraph, or Schedule is a reference to a Recital, Clause or paragraph of, or a Schedule to, this Agreement, a reference to a sub-clause is a reference to a sub-clause of the relevant clause of this Agreement, and a reference to a sub-paragraph is a reference to a sub-paragraph of the relevant paragraph of this Agreement;

    the Schedules form part of this Agreement and shall be construed and have the same full force and effect as if expressly set out in the main body of this Agreement;
    the headings in this Agreement are for ease of reference only and shall not in any way affect its construction or interpretation;

    any words following the terms “including”, “include”, “in particular”, “for example” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase, or term preceding those terms;

    where the context permits, “other” and “otherwise” are illustrative and shall not limit the sense of the words preceding them; and

    “in writing” or “written” does include email.

Schedule 1.2 – Trademarks
[***]

Schedule 1.3 – Social Media Accounts and Websites
[***]
–––––

Schedule 2
Brand Guides
[***]

Schedule 4.3
Existing BuzzFeed Agreements affecting the Territory
[***]

Schedule 8.1

Royalty Report Template - SAMPLE
[***]

Schedule 8.2

[***] Report Template - SAMPLE
[***]

Schedule 8.5. Bank Account and Wire Transfer Information
[***]

LIST OF OMITTED SCHEDULES

SCHEDULE 1.2 – TRADEMARKS
SCHEDULE 1.3 – SOCIAL MEDIA ACCOUNTS AND WEBSITES
SCHEDULE 2 – BRAND GUIDES
SCHEDULE 4.3 – EXISTING BUZZFEED AGREEMENTS AFFECTING THE TERRITORY
SCHEDULE 8.1 – ROYALTY REPORT TEMPLATE - SAMPLE
SCHEDULE 8.2 – [***] REPORT TEMPLATE - SAMPLE
SCHEDULE 8.5. – BANK ACCOUNT AND WIRE TRANSFER INFORMATION